SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 6, 2007

Family Room Entertainment Corporation
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(Exact Name of Registrant as Specified in its Charter)

New Mexico                                   0000-04395          85-0206160
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(State or Other Jurisdiction       (Commission   (IRS Employer
of Incorporation)                        File Number)    Identification No.)

8530 Wilshire Blvd., Suite 420, Beverly Hills, CA    90211
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (310) 659-9411
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(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01. Entry into Material Definitive Agreement

On June 6, 2007, Family Room Entertainment Corporation issued a convertible note to Longview Fund, LP for $1,000,000 at a discounted purchase price of $800,000. This note is convertible at a fixed conversion rate of $.0005 per share.

The convertible note matures in two years at a twelve percent (12%) per annum interest rate and call for interest payments on December 31, 2007, June 30, 2008, December 31, 2008, June 30, 2009 and on the maturity date principal and remaining accrued interest shall be due and payable. If Family Room Entertainment Corporation defaults on the interest payments, a default interest rate per annum of fifteen percent (15%) shall apply to the amounts owed hereunder.

In conjunction with the funding, the Company issued a warrant to purchase 2,000,000,000 shares of common stock at an exercise price of $.0005 per share.

Item 10.  Exhibits

Exhibit No.	Exhibit
10.25	Subscription Agreement 6-5-07
10.26	Escrow Agreement 6-5-07
10.27	Convertible Note - Longview Fund LP 6-5-07

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ George Furla    Director, Chief Executive Officer,   June 6, 2007
George Furla          President and Chief Accounting Officer

/s/ Randall Emmett               Director, Chief Operating Officer   June 6, 2007
Randall Emmett   Assistant Secretary